UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  April 25, 2006

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK		10504
(Address of principal executive offices)		(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 (Regulation FD Disclosure)

Attachment I of this Form 8-K contains information that is being posted on IBM’s Investor Relations web site (www.ibm.com/investor/).

Item 8.01 (Other Events)

On April 25, 2006, IBM announced that the IBM Board of Directors has declared a dividend increase and authorized additional funds for use in the company’s stock repurchase program. The press release is Attachment II of this Form 8-K.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/). IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 25, 2006

	By:	/s/ Andrew Bonzani
Andrew Bonzani
Vice President,
Assistant General Counsel &
Assistant Secretary

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ATTACHMENT I

IBM Announces 50 Percent Increase in Quarterly Dividend

April 25, 2006

Underlining the fundamental financial strength of IBM’s business, the IBM Board has declared a quarterly cash dividend of $.30 per common share. This represents an increase of $ .10, or 50 percent more than the prior quarterly dividend of $ .20 per common share.

This is the eleventh year in a row that IBM has increased its quarterly dividend and marks the biggest percentage increase in IBM’s history. This also represents the 362nd consecutive dividend paid by IBM.

IBM Dividend Per Share

(Year-End Annualized)

Accompanying IBM’s dividend increase, the Board also authorized $4 billion in additional funds for use in its stock repurchase program. Together with the amount remaining at quarter’s end from our last Board authorization, IBM’s total authorization now available is approximately $6.5 billion.

As an innovation company, IBM’s business model is designed to produce consistent earnings growth and cash generation. In each of the last five years, IBM has generated between $10.5 billion and $13.1 billion of cash from operations, excluding our Global Financing accounts receivables.

IBM Cash From Operations

(Excluding Financing Receivables)

($B)

See the company’s 2005 Annual Report for additional

information on this non-GAAP financial measure

IBM deploys this strong cash flow to support internal growth through investments in research and development, capital equipment, and strategic acquisitions. After those investments, IBM makes substantial annual returns to shareholders through dividends and share repurchase. Our consistently strong operational cash flow enables this higher dividend level which provides a greater cash return to our continuing shareholders. IBM remains committed to its current business model and longer-term financial objectives of double-digit earnings per share growth.

This longer-term financial model is supported by a combination of organic revenue growth coupled with revenue from financially sound acquisitions; productivity actions to improve margins; and strong cash generation to provide shareholder returns through dividends and share buybacks, with the latter contributing at least 2 points to earnings per share growth.

Between 2001 and 2005, IBM returned $34.1 billion to shareholders, through a combination of $28.6 billion in share repurchases and $5.5 billion in dividends. In the last 10 years, IBM has returned over $70 billion to shareholders through dividends and share repurchases.

Q&A with Jesse Greene, IBM Treasurer

April 25, 2006

Q. Why did the IBM Board increase the dividend ?

A. The IBM Board has approved dividend increases in each of the last eleven years. This year the Board recognized IBM’s growing cash flow, strong financial condition and elected to increase the return to shareholders in the form of a dividend.

The dividend increase is a sign of our commitment to our long-term business model, which is to generate double-digit earnings per share growth and generate significant cash flow.

Q. This is a more significant increase than in the past. What should we conclude from that ?

A. It reinforces our commitment to our long-term business model. Our strong cash flow performance supports our business requirements, fuels investments for growth and enables us to return value to shareholders.

Our business model enables us to invest more than $5 billion in research and development and a similar amount in capital expenditures. each year. In 2005 we completed 16 acquisitions at an aggregate cost of an additional $2 billion to expand our offerings in software and services. We have the cash flow to invest to sustain and grow our business while making substantial returns to shareholders in the form of dividends and stock buyback each year.

Q: What is the total dollar amount that IBM will pay out in dividends with this increase?

A: A 30-cent dividend amounts to approximately $470 million per quarter - or $1.9 billion on an annual basis. The prior dividend of 20-cents per quarter was approximately $1.3 billion annually.

Q: What percentage of earnings does that payout represent?

A: Based on 2005 net after tax earnings of $7.9 billion, an annual dividend of $1.9 billion would represent 24% payout.

Q: Adjusting for stock splits (but not for inflation), what was IBM’s highest ever dividend payout?

Between June 1989 and December 1992, IBM paid a quarterly dividend of $1.21. Adjusting for the last two stock splits (in 1997 and 1999), that represents 30.25 cents per quarter. This makes the June 10th 2006 payment one quarter of a cent smaller than the previous high, on a split-adjusted basis.

ATTACHMENT II

IBM BOARD APPROVES RECORD INCREASE OF REGULAR QUARTERLY CASH DIVIDEND;

AUTHORIZES $4 BILLION FOR STOCK REPURCHASE

TULSA, Okla., April 25, 2006 . . . The IBM board of directors today declared a regular quarterly cash dividend of $.30 per common share, payable June 10, 2006 to stockholders of record May 10, 2006.

Today’s dividend declaration represents an increase of $.10, or 50 percent more than the prior quarterly dividend of $.20 per common share. The percentage increase is the largest in the history of IBM.

This is the eleventh year in a row that IBM has increased its quarterly cash dividend, representing a total increase of 380 percent since 1996.

With the payment of the May 10 dividend, IBM will have paid 362 consecutive quarterly dividends, starting in 1916.

The board also authorized $4 billion in additional funds for use in its stock repurchase program. This amount is in addition to approximately $2.5 billion for stock repurchase remaining from a prior authorization. With this new approval, IBM now has approximately $6.5 billion for its stock repurchase program. IBM said it will repurchase shares on the open market or in private transactions from time to time, depending on market conditions.

Additional information, including a Q&A with IBM Treasurer Jesse Greene on IBM’s dividend and buyback strategy, is available on IBM’s investor Web site at http://www.ibm.com/investor/viewpoint/ircorner/2006/06-04-25-1.phtml.

Contact:	IBM
Edward Barbini, 914/499-6565
barbini@us.ibm.com

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